UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2020

GENEREX BIOTECHNOLOGY CORPORATION

(Exact of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10102 USA Today Way, Miramar, Florida 33025

(Address of principal executive offices) (Zip Code)

(416) 364-2551

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

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Item 8.01 Other Events.

On April 20, 2020, Generex Biotechnology Corporation (“Generex”) received a letter of support from Tufts Medical Center regarding Generex’s efforts to develop Generex’s li-Key-SARS-CoV-2 peptide vaccine with the goal to begin mass vaccination in the Fall of 2020. A copy of the letter of support is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Tufts Medical Center is an internationally-respected academic medical center – a teaching hospital where it prides itself not only in the sophistication of the care it provides but the compassionate way in which Tufts Medical Center provides it. Tufts Medical Center cares for all patients from the tiniest newborns at its full-service pediatric hospital, Floating Hospital for Children, to centenarians in its specialized Geriatrics clinic. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine. Tufts Medical Center conducts groundbreaking medical and health policy research and is in the top 10 percent of independent institutions receiving federal research funding.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8- K and other documents filed with the SEC.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter of Support provided by Tufts Medical Center dated April 20, 2020

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U.S. Department of Health and Human Services

200 Independence Avenue SW

Washington, DC 20201

Office of the Assistant Secretary for Preparedness and Response (ASPR) and Biomedical Advanced Research and Development Authority (BARDA):

It is my understanding that Generex Biotechnology is working with the HHS, ASPR, BARDA, and other government agencies to develop the Ii-Key-SARS-CoV2 peptide vaccine with the goal to begin mass vaccination in the Fall of 2020. This will require the collection of convalescent plasma for the screening and selection of peptides to be included in the final vaccine formulation. This formulation will then be administered as part of an adaptive design protocol in a clinical trial to assess safety and immunogenicity. Concurrently, a similar clinical trial will be conducted in a special population of healthcare workers. Subsequent special population trials will be conducted in pediatric, geriatric, and immunocompromised populations.

On behalf of Tufts Medical Center, please accept this letter as notice of my intent to support Generex Biotechnology and BARDA’s efforts to develop the Ii-Key-SARSCoV-2/COVID-19 vaccine. Although I cannot commit financial support or in-kind services, I am eager to provide clinical trials and laboratory expertise. As resources permit, I am willing to assume a Principal Investigator role for all pediatric trials, assist in the collection of convalescent plasma, and serve as a research site for the immunogenicity, healthcare workers, and special population clinical trials. I recognize the urgent need for vaccine development and am committed to partnering with Generex Biotechnology and BARDA to bring this project forward.

Sincerely,

Jonathan M. Davis, MD

Chief of Newborn Medicine

Vice Chair of Pediatrics

Associate Director, Tufts Clinical and Translational Research Institute

The Floating Hospital for Children at Tufts Medical Center

Professor of Pediatrics, Tufts University School of Medicine

Chair, Neonatology Advisory Committee, Office of Pediatric Therapeutics, FDA

Member, Pediatric Advisory Committee, Office of Pediatric Therapeutics, FDA

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2020

GENEREX BIOTECHNOLOGY CORPORATION

/s/Joseph Moscato

By: Joseph Moscato, CEO, President

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